UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2007 and in connection with the previously announced private offering of $450 million of senior unsecured notes described in Item 7.01 of this Current Report on Form 8−K, Energy Partners, Ltd. (the “Company”), certain of its subsidiaries (the “Guarantors”) and Banc of America Securities LLC and several other initial purchasers (the “Initial Purchasers”), entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Initial Purchasers will, subject to the terms and conditions thereof, purchase the Notes (as defined below) from the Company. The Purchase Agreement contains customary representations and warranties of the Company, the Guarantors and the Initial Purchasers. The Company and the Guarantors have agreed in the Purchase Agreement to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on April 23, 2007, subject to customary closing conditions.

The Initial Purchasers and their affiliates have provided in the past and may provide in the future, investment banking, commercial lending and financial advisory services to the Company and its affiliates.

Item 7.01 Regulation FD Disclosure.

On April 18, 2007, the Company announced the pricing of its proposed private offering of $300,000,000 aggregate principal amount of its 9.75% Senior Notes due 2014 (the “Fixed Rate Notes”) and $150,000,000 aggregate principal amount of its Senior Floating Rate Notes (the “Floating Rate Notes, and together with the Fixed Rate Notes, the “Notes”). The interest rate on the Floating Rate Notes for a particular interest period will be an annual rate equal to the three-month LIBOR as determined on the related interest determination date plus 5.125%.

The information in this Current Report on Form 8−K is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

The information contained in this Current Report on Form 8−K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary